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COOPERATIVE BANKSHARES REPORTS 24% INCREASE IN SECOND QUARTER EARNINGS

For Immediate Release:

         WILMINGTON, NC--July 21, 2005. Cooperative Bankshares, Inc. (NASDAQ:
"COOP") reported net income for the quarter ended June 30, 2005, of $1,390,913 or $0.32 per diluted share, an increase of 24% over the same quarter last year. Net income for the quarter ended June 30, 2004 was $1,123,582, or $0.26 per diluted share. The increase in net income was mainly due to a rise in net interest income caused primarily by an increase in loans. Average loans increased 22% during the six months ended June 30, 2005, as compared to the same period last year. Net income for the six months ended June 30, 2005, was $2,538,550 or $0.58 per diluted share, an increase of 24% over the same period last year. Net income for the six months ended June 30, 2004 was $2,042,053 or $0.47 per diluted share. Per share data for 2004 has been adjusted to reflect a 3-for-2 stock split in the form of a 50% stock dividend. The dividend was paid February 24, 2005 to stockholders of record as of February 8, 2005.

         Total assets increased 21% since December 31, 2004 and at June 30, 2005, were $667 million; stockholders' equity was $49 million or $11.39 per share and represented 7.34% of assets.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative offers services through 20 offices in Eastern North Carolina. The Bank's subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through three offices in North Carolina; and offices in North Myrtle Beach, South Carolina, and Virginia Beach, Virginia.

Statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which contain the words "expects", "intends" and words of similar import, are subject to numerous risks and uncertainties disclosed from time to time in documents the company files with the Securities and Exchange Commission, which could cause actual results to differ materially from the results currently anticipated. Undue reliance should not be placed on such forward-looking statements.

For Additional Information:
A Form 8-K has been filed with the SEC which contains additional information.
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Contacts:
Frederick Willetts, III, President
Todd L. Sammons, CPA, Senior Vice President/ CFO
Linda B. Garland, Vice President/ Secretary
         910-343-0181



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


             COOPERATIVE BANKSHARES, INC.
                   201 MARKET ST.                                          UNAUDITED SELECTED FINANCIAL DATA
               WILMINGTON, NC 28401                                              NASDAQ SYMBOL: COOP

------------------------------------------------------------------------------------------------------------------------------------
BALANCES AS OF:                                            06/30/05        03/31/05        12/31/04        09/30/04        06/30/04
====================================================================================================================================
ASSETS                                                $ 667,080,438   $ 596,336,244   $ 550,107,444   $ 544,695,572   $ 527,876,163
STOCKHOLDERS' EQUITY                                     48,965,978      47,479,803      46,909,701      45,802,131      44,391,367
DEPOSITS                                                512,096,853     441,985,339     414,757,904     399,462,616     380,595,343
BOOK VALUE (4,300,316 SHARES AS OF 6/30/05)                   11.39           11.06           10.93           10.67           10.34

NON-PERFORMING ASSETS:
  ACCRUING LOANS 90 DAYS PAST DUE                           461,000         321,203         111,792         490,364         512,123
  NON-ACCRUAL LOANS                                           2,900           2,581          95,209              --              --
  FORECLOSED REO                                             16,003          16,003              --              --         172,070
                                                      ------------------------------------------------------------------------------
    TOTAL NON-PERFORMING ASSETS                       $     479,903   $     339,787   $     207,001   $     490,364   $     684,193
                                                      ==============================================================================

====================================================================================================================================
FOR THE QUARTER ENDED:                                       06/30/05        03/31/05        12/31/04        09/30/04       06/30/04
====================================================================================================================================
NET INTEREST MARGIN                                            3.69%           3.76%           3.76%           3.70%           3.69%
  (NET INTEREST INCOME/AVERAGE INTEREST-EARNING ASSETS)

EARNING ASSETS/LIABILITIES                                    111.7%          112.2%          112.0%          111.7%          111.3%

STOCKHOLDERS' EQUITY/ASSETS                                    7.34%           7.96%           8.53%           8.41%           8.41%

====================================================================================================================================

NET INCOME                                            $   1,390,913   $   1,147,636   $   1,352,693   $   1,286,429   $   1,123,582
                                                      ==============================================================================

NET INCOME  PER DILUTED SHARE                         $        0.32   $        0.26   $        0.31   $        0.30   $        0.26
                                                      ==============================================================================
DILUTED WEIGHTED AVERAGE
  NUMBER OF SHARES                                        4,373,929       4,372,202       4,369,425       4,360,517       4,363,722
                                                      ==============================================================================
ALLOWANCE FOR LOAN LOSSES
    PROVISION                                         $     650,000    $    325,000   $     225,000   $     225,000   $     300,000
    CHARGE OFFS                                              22,029          25,032          27,843          12,388          39,877
    RECOVERIES                                                1,544           4,627             103          24,720          19,551
                                                      ------------------------------------------------------------------------------
    BALANCE                                           $   5,287,337    $  4,657,822   $   4,353,227   $   4,155,967   $   3,918,635
                                                      ==============================================================================

Note: 2004 per share information is computed based on the weighted average number of dilutive shares outstanding, after giving the retroactive effect for the 3-for-2 stock split in the form of a 50% stock dividend declared on January 19, 2005 and paid on February 24, 2005.